   __________________________________________________________________________


                         SECURITIES PURCHASE AGREEMENT

                         Dated as of February 25, 1999



                         INDEPENDENT DIVESTMENT TRUST,
                                 as the Seller

                                      and

                               THOMAS L. BLAIR,
                                 as the Buyer


  __________________________________________________________________________

                               TABLE OF CONTENTS

                                                                           Page
1.    Purchase and Sale of Shares............................................1
2.    Purchase Price.........................................................1
 (a)    Share Purchase Price.................................................1
 (b)    Fair Market Value....................................................1
 (c)    Adjustments..........................................................2
 (d)    Merger Adjustments...................................................2
3.    Closings; Payment of Purchase Price; Put Right of the Seller...........3
 (a)    Maturity Closing.....................................................3
 (b)    Early Closings.......................................................3
 (c)    Certain Events.......................................................3
 (d)    Deliveries...........................................................4
4.    Representations and Warranties of the Seller...........................4
 (a)    The Shares...........................................................4
 (b)    Authorization, Execution and Delivery................................5
 (c)    No Conflicts.........................................................5
 (d)    Governmental Approvals; Other Consents...............................5
 (e)    Enforceability; Etc..................................................5
5.    Representations and Warranties of the Buyer............................5
 (a)    Residence............................................................5
 (b)    Claims and Proceedings...............................................5
 (c)    Authorization........................................................6
 (d)    No Conflicts.........................................................6
 (e)    Governmental Approvals; Other Consents...............................6
 (f)    Enforceability; Etc..................................................6
 (g)    Investment Intent....................................................6
 (h)    Restricted Stock.....................................................6
 (i)    Status; Investigation................................................7
6.    Covenants of the Buyer.................................................7
 (a)    Reporting............................................................7
 (b)    Transfers............................................................7

 (c)    Compensation and Reimbursement......................... 7
7.    Conditions Precedent to Obligations of the Seller........ 8
 (a)    Representations and Warranties of the Buyer Correct.... 8
 (b)    Compliance with Covenants and Conditions............... 8
 (c)    Delivery of Certificate................................ 8
 (d)    Opinion of Counsel..................................... 8
 (e)    Proceedings............................................ 8
 (f)    Approvals and Consents................................. 8
 (g)    Claims and Proceedings................................. 8
8.    Conditions Precedent to Obligations of the Buyer......... 9
 (a)    Representations and Warranties of the Seller........... 9
 (b)    Compliance with Covenants and Conditions............... 9
 (c)    Delivery of Certificates............................... 9
 (d)    Proceedings............................................ 9
 (e)    Approvals and Consents................................. 9
 (f)    Claims and Proceedings................................. 9
9.    Termination of Agreement................................. 9
 (a)    Mutual Consent......................................... 9
 (b)    Condition Failure by the Buyer......................... 9
 (c)    Condition Failure by the Seller........................10
10.   Brokers..................................................10
11.   Expenses.................................................10
12.   Survival of Representations, Warranties and Covenants....10
13.   Successors and Assigns...................................10
14.   Notices..................................................11
15.   Complete Agreement.......................................12
16.   Amendments; Waivers......................................12
17.   Governing Law............................................12
18.   Invalid Provisions.......................................12
19.   Further Assurances.......................................12
20.   Trustee..................................................13
21.   Counterparts.............................................13

                         SECURITIES PURCHASE AGREEMENT

     THIS SECURITIES PURCHASE AGREEMENT (this Agreement") is made and entered
                                              ---------
into as of the 25th day of February, 1999, by and between Independent Divestment Trust (the "Seller") and Thomas L. Blair (the "Buyer").
            ------                             -----

     WHEREAS, the Seller owns beneficially and of record 4,500,000 shares (the "Shares") of the outstanding shares of common stock, par value $.01 per share
-------
(the "Common Stock"), of United Payors & United Providers, Inc., a Delaware
      ------------
corporation (the "Company"); and
                  --------

     WHEREAS, subject to and on the terms and conditions contained herein, the Seller desires to sell to the Buyer and the Buyer desires to purchase from the Seller all of the Shares.

     NOW THEREFORE, in consideration of the premises, the mutual covenants and agreements of the parties contained herein, and of other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by each of the parties (including the non-refundable payment by the Buyer of $13,225,000 to the Seller by wire transfer on the date hereof), the parties do hereby represent, warrant, covenant and agree as follows:

     1. Purchase and Sale of Shares. Subject to and on the terms and conditions contained herein, and in reliance on the representations and warranties contained herein, the Buyer agrees to purchase from the Seller, and the Seller agrees to sell to the Buyer, the Shares at the purchase price and at the time(s) specified in Sections 2 and 3 of this Agreement.

     2.   Purchase Price.

          (a) Share Purchase Price. The purchase price per Share at any Closing (as defined in Section 3(b)) shall be an amount equal to (i) the Fair Market Value of the Common Stock (as determined in Section 2(b) below) less (ii) $2.94 (equal to $13,225,000 / 4,500,000); subject to adjustment as provided in Section 2(c) or 2(d) below (the "Share Purchase Price").
                         --------------------

          (b) Fair Market Value. "Fair Market Value" for purposes of any Closing shall mean:

              (i) the average of the per-share closing sale prices of the Company's Common Stock for the 10 trading days immediately preceding a Closing Date (as defined in Section 3 of this Agreement) on the principal United States securities exchange registered under the Exchange Act of 1934, as amended on which the Common Stock is listed, or if the shares are not listed on any such exchange, on the NASDAQ National Market, or

                 (ii) if clause (i) above is inapplicable, then $27.60;

provided, however, that in no event shall Fair Market Value be less than $23.00 or greater than $27.60.

          (c) Adjustments. The Share Purchase Price shall be adjusted to reflect fully the effect of any stock split, reverse split, stock dividend, reorganization, recapitalization or other like change with respect to a share of Common Stock occurring after the date hereof and prior to termination of this Agreement. In addition, each cash dividend (or other cash distribution) received by the Seller with respect to a Share shall (i) cause a reduction in the Share Purchase Price in an amount equal to the cash dividend (or other cash distribution) received per Share, and (ii) after taking into account such Share Purchase Price reduction, be deemed the property of the Seller (and the Buyer shall have no rights with respect thereto). Furthermore, each distribution of property or other assets other than a cash distribution or a distribution of shares of Common Stock with respect to a Share shall be included along with such Share upon its purchase by the Buyer.

          (d) Merger Adjustments. In case of any consolidation or merger of the Company with or into another corporation or other entity (other than a consolidation or merger in which the Company is the continuing corporation and which does not result in any reclassification, capital reorganization or other change of outstanding shares of Common Stock of the Company), or in case of any sale or conveyance to another corporation or other entity of the property of the Company as, or substantially as, an entirety, then the Buyer shall be entitled to purchase, at the Share Purchase Price determined as of the time of such consolidation, merger, sale or conveyance (as adjusted in accordance with this Section 2(d)) and consistent with the terms of this Agreement, the kind and number of shares of stock or other securities or property (excluding cash) received by the Seller per Share upon such consolidation, merger, sale or conveyance. For purposes of this Section 2(d), the Share Purchase Price shall be reduced by the amount of cash received by the Seller per Share in connection with any such consolidation, merger, sale or conveyance, and, after taking into account such Share Purchase Price reduction, such cash shall be deemed the property of the Seller (and the Buyer shall have no rights with respect thereto); provided, however, if the amount of such cash per Share exceeds the then-applicable Share Purchase Price, then all amounts in excess of the then-applicable Share Purchase Price (together with the Shares or other stock or property received with respect to such Shares) shall be distributed by the Seller to the Buyer and this Agreement shall be deemed immediately terminated upon such distribution. If the property received by the Seller in connection with any such consolidation, merger, sale or conveyance consists totally of cash, and the amount of such cash per Share is less than $23.00, then the obligation of the Buyer at Closing shall be solely to pay to the Seller an amount equal to the difference between the cash received per Share and $23.00.

     3.   Closings; Payment of Purchase Price; Put Right of the Seller.

          (a) Maturity Closing. Subject to the terms and conditions contained in this Agreement, the closing of the sale to, and purchase by, the Buyer of the Shares shall occur at the offices of the Wilmington Trust Company, Wilmington, Delaware, at 10:00 a.m., Wilmington time (the "Maturity Closing"), on February
                                               ----------------
25, 2003, or such other place and time mutually agreed to by the Seller and the Buyer (the "Maturity Closing Date").
            ---------------------

          (b) Early Closings. Notwithstanding Section 3(a) above, subject to the terms and conditions contained in the Agreement, the Buyer may purchase some or all of the Shares prior to the Maturity Closing Date on one or more Early Closing Dates (as defined below in this Section 3(b)) by providing the Seller with one or more written notices specifying the number of Shares to be purchased on such Early Closing Date. The closing(s) of the sale to, and purchase by, the Buyer of any Shares under this Section 3(b) shall occur at the offices of the Wilmington Trust Company, Wilmington, Delaware, or such other place mutually agreed to by the Seller and the Buyer, at 10:00 a.m., Wilmington time (each an "Early Closing" and, collectively with the Maturity Closing and an Event Closing
--------------
(as defined in Section 3(c) below), sometimes referred to herein as a "Closing"), on the date that is three business days following the date of the
 -------
written notice(s) of the Buyer to the Seller triggering such purchase and sale, or such other time or place as the parties shall mutually agree upon. The date on which an Early Closing shall be held is referred to in this Agreement as an "Early Closing Date" and, collectively with the Maturity Closing Date and an
-------------------
Event Closing Date (as defined in Section 3(c) below), sometimes referred to in this Agreement as a "Closing Date").
                     ------------

          (c) Certain Events Upon the occurrence of any Certain Event (as defined below), the Seller may accelerate the purchase obligations of the Buyer hereunder to a date not less than 30 days nor more than 60 days after the Seller receives notice of the occurrence of a Certain Event (the "Occurrence Date").
                                                           ---------------
The option of the Seller under this Section 3(c) shall be exercised by the Seller delivering written notice thereof to the Buyer with 15 days after the Occurrence Date. In such notice, the Seller shall designate the time and place of such accelerated closing (an "Event Closing"). The date of such Event
                                 -------------
Closing is referred to in this Agreement as an "Event Closing Date".  At any
                                                ------------------
such Event Closing, the Buyer shall be obligated to purchase and the Seller shall be obligated to sell all Shares held by the Seller at the time of the Event Closing.

     For purposes of this Agreement, a "Certain Event" shall mean any one or
                                        -------------
more of the following:

          (i)    the death of Thomas L. Blair ("Mr. Blair");
                                                ---------

          (ii) an assignment by Mr. Blair for the benefit of creditors or a petition or application by Mr. Blair to any tribunal for the appointment of a custodian, receiver or trustee;

          (iii) the commencement by Mr. Blair of any proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt or liquidation law or statute of any jurisdiction, whether now or hereafter in effect;

          (iv) the commencement of any proceeding set forth in (iii) above against Mr. Blair in which an order for relief is entered;

          (v) Mr. Blair, whether by any act or intentional and purposeful omission, consents to, approves of or acquiesces in any petition, application, proceeding, order for relief or the appointment of a custodian, receiver or trustee with respect to any proceeding set forth in (iii) or (iv) above;

          (vi) the continuation of any custodianship, receivership, or trusteeship established under any proceeding set forth in (ii),
                 (iii) or (iv) above, undischarged, for a period of 60 days or more; or

          (vii) the default by Mr. Blair in the timely payment of any indebtedness or obligation for borrowed money, which in the aggregate exceeds $1,000,000, and the continuation of such default beyond any cure period provided with respect thereto except for challenges made in good faith.

          (d) Deliveries. At each Closing, (i) the Seller shall deliver to the Buyer certificates representing the Shares being purchased by the Buyer at such Closing, endorsed in blank or accompanied by duly executed assignment documents, against payment of the aggregate amount of the Share Purchase Prices for such Shares, payable in accordance with Section 2 of this Agreement by wire transfer of immediately available funds to an account designated in writing by the Seller and (b) the parties shall make the other deliveries provided in
Section 7 and 8 of this Agreement, as applicable. The parties agree that they will cooperate with the Company to obtain certificates in the appropriate denominations to satisfy the Seller's delivery obligations at any Closing.

     4. Representations and Warranties of the Seller. The Seller represents and warrants to the Buyer as follows:

          (a) The Shares. All of the Shares are owned by and registered in the name of the Seller, free and clear of any liens, charges, pledges, encumbrances, defects, restrictions or rights of third parties. As of each Closing (as a result of the sale of the Shares by Seller to the

Buyer pursuant to this Agreement), the Buyer will receive title to the Shares purchased at such Closing free and clear of any liens, charges, pledges, encumbrances, defects, restrictions or rights of third parties.

          (b) Authorization, Execution and Delivery. The Seller has all requisite power and authority to enter into this Agreement and to carry out the transactions contemplated herein. The execution, delivery and performance by the Seller of this Agreement have been duly authorized by all necessary action on the part of the Seller.

          (c) No Conflicts. The execution, delivery and performance by the Seller of this Agreement, and the consummation of the transactions contemplated in this Agreement, do not and will not (i) violate any provision of any law (foreign, Federal, state or local), treaties, statutes, ordinances, decrees, injunctions, writes, orders, rules or regulations of any governmental authority (collectively, "Law") applicable to the Seller or its property, the Amended and
                ---
Restated Trust Agreement dated as of February 25, 1999 with respect to the Independent Divestment Trust or any order, judgment or decree of any court or other agency of government binding on the Seller, (ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any contractual obligation of the Seller, or (iii) require any approval or consent of any Person under any contractual obligation of the Seller.

          (d) Governmental Approvals; Other Consents. No authorization, approval or consent of, or filing with, any governmental authority or other person or entity (other than those required under the Antitrust Improvements Act of 1976 (the "HSR Act")) is required in connection with the execution, delivery
              -------
and performance by the Seller of this Agreement.

          (e) Enforceability; Etc. This Agreement has been duly executed and delivered by the Seller and constitutes the legally valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms, except as may be limited by bankruptcy, insolvency, receivership, conservatorship, liquidation, reorganization, moratorium or similar Laws relating to or affecting creditors' rights generally (including, without limitation, fraudulent conveyance Laws) and by general principles of equity.

     5. Representations and Warranties of the Buyer. The Buyer represents and warrants to the Seller as follows:

          (a)    Residence.  The Buyer is a resident of the State of Maryland.

          (b) Claims and Proceedings. There is no legal action, arbitration, or governmental proceeding or investigation pending or threatened against or affecting the Buyer that could adversely affect or prevent the purchase and sale of the Shares.

          (c) Authorization. The Buyer has all requisite power and authority to execute, deliver and perform this Agreement and to carry out the transactions contemplated herein.

          (d) No Conflicts. The execution, delivery and performance by the Buyer of this Agreement, and the consummation of the transactions contemplated in this Agreement, do not and will not (i) violate any provision of any Law applicable to the Buyer or any order, judgment or decree of any court or other agency of government binding on the Buyer or his property, (ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any contractual obligation of the Buyer, or (iii) require any approval or consent of any Person under any contractual obligation of the Buyer.

          (e) Governmental Approvals; Other Consents. No authorization, approval or consent of, or filing with, any governmental authority or other person or entity (other than those required under or by the HSR Act) is required in connection with the execution, delivery and performance by the Buyer of this Agreement.

          (f) Enforceability; Etc. This Agreement has been duly executed and delivered by the Buyer and constitutes the legally valid and binding obligation of the Buyer, enforceable against the Buyer in accordance with its terms, except as may be limited by bankruptcy, insolvency, receivership, conservatorship, liquidation, reorganization, moratorium or similar Laws relating to or affecting creditors' rights generally (including, without limitation, fraudulent conveyance Laws) and by general principles of equity.

          (g) Investment Intent. The Buyer is entering into this Agreement and is acquiring the Shares for his own account for investment and not with a view to any resale or distribution thereof such as would require registration under Section 5 of the Securities Act of 1933, as amended (the "Act").
                                                                ---

          (h) Restricted Stock. The Buyer understands that based upon the representations of the Buyer contained in this Agreement, the rights evidenced by this Agreement and the Shares have not been registered under the Act or applicable state securities laws in reliance on exemptions from registration under the Act and applicable state securities laws. The Buyer is fully informed and aware of the circumstances under which such rights and the Shares must be held and the restrictions upon the transfer or resale of such rights and the Shares under the Act and any applicable state securities laws. In this connection, the Buyer understands that the rights evidenced by this Agreement and the Shares may not be transferred or resold unless they are registered under the Act and any applicable state securities laws or unless an exemption from such registration is available.

          (i) Status; Investigation. The Buyer is the Chairman of the Board and Chief

Executive Officer of the Company. The Buyer has such knowledge and experience in financial and business matters that the Buyer is capable of evaluating the merits and risks of the investment to be made by the Buyer under this Agreement. The Buyer has and has had access to all of the Company's material books and records and access to the Company's executive officers has been provided to the Buyer or to the Buyer's qualified agents.

     6. Covenants of the Buyer. The Buyer covenants and agrees with the Seller as follows:

          (a) Reporting. The Buyer shall provide a statement of net worth report to the Seller on an annual basis. Such reports shall be certified by the Buyer and delivered to the Seller within 30 days after the end of each year-end during the term of this Agreement. In addition, the Buyer shall provide a statement of net worth for any interim quarterly period as the Seller may reasonably request.

          (b) Transfers. During the term of this Agreement, the Buyer shall not (i) transfer or attempt to transfer any of the Buyer's rights under this Agreement, except in accordance with Section 13 of this Agreement or (ii) create, incur, assume or suffer to exist any lien, security interest, charge or other encumbrance upon the Buyer's rights under this Agreement.

          (c)    Compensation and Reimbursement.  The Buyer agrees:

     (i) to pay the reasonable fees and expenses of the Trustee, the Registrar, the Paying Agent, the Custodian and the Dealer Advisor incurred in accordance with the Trust Agreement, all as set forth in and subject to the limitations of that certain fee schedule dated as of the Closing Date between the Trustee and the Trust;

     (ii) to indemnify the Seller (in its individual capacity and as Trustee of the Trust), its directors, officers, employees and agents for, and to hold it harmless against, any Loss arising out of or in connection with the transactions contemplated herein or in the Trust Agreement or the Basic Documents referenced therein or the acceptance or administration of the Trust, including the reasonable costs and expenses of defense against any claim or liability asserted at any time against such Persons in connection herewith; provided, however, that the Buyer shall not be required to indemnify any such Person to the extent such Loss resulted from such Person's gross negligence, willful misconduct or bad faith; and

     (iii)        that the obligations of the Buyer to the Seller under this
Section 6(c) shall survive the resignation or removal of the Seller as Trustee of the Trust.

     7. Conditions Precedent to Obligations of the Seller. The obligations of the Seller to perform and observe the covenants, agreements and conditions hereof to be performed and observed by it with respect to any Closing shall be subject to the satisfaction at or before the time of such Closing of the following conditions, any one or more of which may be waived by the Seller (except for (f) below, which may not be waived):

          (a) Representations and Warranties of the Buyer Correct. The representations and warranties of the Buyer contained in Section 5 of this Agreement shall be true and correct in all material respects as of the time of the Closing as though such representations and warranties had been made on and as of the applicable Closing Date; provided, however, if any interest in this Agreement has been transferred in accordance with Section 13 of this Agreement, and such transferee is acting as a "Buyer" hereunder, then such transferee shall, as of the time of the Closing, make representations and warranties to the Seller substantially similar, in scope and effect, to those set forth in Section 5 of this Agreement.

          (b) Compliance with Covenants and Conditions. The Buyer shall have performed and observed, or caused to be performed and observed in all material respects, all covenants, agreements and conditions hereof to be preformed or observed by him or it at or before the time of the Closing.

          (c) Delivery of Certificate. The Seller shall have received a favorable certificate, dated as of the applicable Closing Date, signed by the Buyer, as to the matters set forth in Sections 7(a) and 7(b) of this Agreement.

          (d) Opinion of Counsel. The Seller shall have received a favorable opinion of counsel to the Buyer, Muldoon, Murphy & Faucette LLP or such other counsel reasonably satisfactory to the Seller, dated as of the applicable Closing Date, covering the matters set forth in Exhibit A hereto.

          (e) Proceedings. All proceedings and related actions taken by the Buyer in connection with the transactions contemplated by this Agreement shall have been reasonably satisfactory to the Seller.

          (f) Approvals and Consents. All applicable waiting periods under the HSR Act shall have expired.

          (g) Claims and Proceedings. No person, firm, corporation or governmental agency shall have instituted an action or proceeding seeking to restrain, enjoin or prohibit the consummation of the transactions contemplated by this Agreement.

     8. Conditions Precedent to Obligations of the Buyer. The obligations of the Buyer to perform and observe the covenants, agreements and conditions hereof to be performed and observed by it with respect to any Closing shall be subject to the satisfaction at or before the time of such Closing of the following conditions, any one or more of which may be waived by the Buyer (except for (f) below, which may not be waived):

          (a) Representations and Warranties of the Seller. The representations and warranties of the Seller contained in Section 4 of this Agreement shall be true and correct in all material respects as of the time of the Closing, as though such representations and warranties had been made on and as of the applicable Closing Date.

          (b) Compliance with Covenants and Conditions. The Seller shall have performed and observed, or caused to be performed or observed in all material respects, all covenants, agreements and conditions hereof to be performed or observed by the Seller at or before the time of the Closing.

          (c) Delivery of Certificates. The Buyer shall have received favorable certificates, dated as of the Closing Date, signed by an authorized officer of the Seller, as to the matters set forth in Sections 8(a) and 8(b) of this Agreement.

          (d) Proceedings. All proceedings and related actions taken by the Seller in connection with the transactions contemplated by this Agreement shall have been reasonably satisfactory to counsel for the Buyer.

          (e) Approvals and Consents. All applicable waiting periods under the HSR Act shall have expired.

          (f) Claims and Proceedings. No person, firm, corporation or governmental agency shall have instituted an action or proceeding seeking to restrain, enjoin or prohibit the consummation of the transactions contemplated by this Agreement.

     9.   Termination of Agreement.

          (a) Mutual Consent. This Agreement may be terminated by mutual consent of the Seller and the Buyer.

          (b) Condition Failure by the Buyer. This Agreement may be terminated by the Seller if any of the conditions set forth in Section 8 of this Agreement shall become impossible to fulfill other than for reasons within the control of the Seller, and such conditions shall not have been waived by the Seller.

          (c) Condition Failure by the Seller. This Agreement may be terminated by the Buyer if any of the conditions set forth in Section 7 of this Agreement shall become impossible to fulfill other than for reasons within the control of the Buyer, and such conditions shall not have been waived by the Buyer.

     In the event of termination of this Agreement under Sections 9(a), (b) or
(c), written notice thereof shall be given to the other party and this Agreement shall terminate. The termination of this Agreement pursuant to this Section 9 shall not terminate, limit or otherwise effect the right of a party hereto to recover damages or exercise any other remedies against the other party hereto based upon breach by such party of any representations and warranties contained in this Agreement or any covenant or agreement of such other party under this Agreement.

     10. Brokers. The parties represent to each other that they have not engaged any broker or finder in connection with this Agreement, and each party will hold the other harmless from any claim, demand or liability for any broker's, finder's or similar fees alleged to have been incurred by such party or any of its officers, directors, agents or employees in connection with this Agreement or the transactions contemplated hereby.

     11. Expenses. All expenses incurred or to be incurred by the Buyer in connection with any Closing under this Agreement shall be borne by the Buyer, and all expenses incurred or to be incurred by the Seller in connection with any Closing under this Agreement shall be borne by the Seller.

     12. Survival of Representations, Warranties and Covenants. The representations and warranties contained in Sections 4 and 5 of this Agreement shall survive the execution of this Agreement or any termination of this Agreement or consummation of the transactions contemplated hereby. Covenants contained herein shall survive execution of this Agreement or any termination of the Agreement or consummation of the transactions contemplated hereby in accordance with their specific terms.

     13. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, representatives, successors and permitted assigns, but shall not be assignable by either party hereto without the prior written consent of the other party. Notwithstanding the foregoing, this Agreement or any interest herein may be transferred and assigned by the Buyer without the consent of the Seller if the Buyer shall deliver to the Seller an opinion of counsel, satisfactory to the Seller, that (i) such transfer and assignment does not require registration under the Act or under all applicable state securities laws, (ii) does not impair the exceptions from such registration requirements relied upon by the Buyer in connection with this Agreement or any sale of Shares hereunder and
(iii) the proposed transferee
is not an "investment company" or "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended. In addition, any transfer or assignment in accordance with the prior sentence shall be conditioned upon receipt by the Seller of an acknowledgement by the proposed transferee to the effect that such transferee understands and agrees that he, she or it shall be subject to all of the obligations, terms and conditions of this Agreement (including without limitation those imposed by Section 3 of this Agreement) with respect to such transferred interest. Any such permitted transferee or assignee shall be deemed a "Buyer" for purposes of this Agreement. Thomas L. Blair hereby agrees that he shall remain personally liable for all obligations of any and all "Buyers" hereunder, notwithstanding any permitted assignment or transfer. In the event of a default or breach by any permitted transferee or assignee under this Agreement, the Seller may proceed directly against Mr. Blair without the necessity of exhausting remedies against such transferee or assignee.

     14. Notices. Any notice or other communication provided for in, or given under, this Agreement shall be in writing and shall be deemed to be received when delivered in person or when sent by facsimile transmission or five days after mailing by registered or certified mail, return receipt requested, addressed as follows:

          If to the Buyer:

                 Thomas L. Blair
                 11610 Highland Farm Road
                 Potomac, MD  20854


          with a copy to:

                 Edward S. Civera
                 United Payors & United Providers, Inc.
                 2275 Research Boulevard
                 Sixth Floor
                 Rockville, MD  20850


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

          If to the Seller:

                 Wilmington Trust Company, as Trustee
                  for Independent Divestment Trust
                 Rodney Square North
                 1100 North Market Street
                 Wilmington, DE  19890-0001
                 Attention:  Corporate Trust Administration


          with a copy to:

                 Richards, Layton & Finger, P.A.
                 c/o Martin I. Lubaroff
                 One Rodney Square
                 10th and King Street
                 Wilmington, DE  19801

or to such other address with respect to any party as such party shall notify the others in writing as above provided.

     15. Complete Agreement. This Agreement contains the complete agreement among the parties hereto with respect to the transaction contemplated by this Agreement and supersedes all prior agreements and understandings among the parties with respect thereto.

     16. Amendments; Waivers. Except as otherwise specifically stated herein, any provision of this Agreement may be amended by, and only by, a written instrument executed by the parties. Either party may extend the time for or waive the performance of any obligation of the other party, waive any inaccuracies in the representations or warranties by the other party, or waive compliance by the other party with any of the terms and conditions contained in this Agreement. Any such extension or waiver shall be in writing and executed by the party granting such extension or waiver.

     17. Governing Law. This Agreement shall be construed and enforced in accordance with the laws of the State of Delaware (without regard to principles of conflict of laws).

     18. Invalid Provisions. If any provision hereof is held to be illegal, invalid or unenforceable under present or future laws effective during the term of this Agreement, such provision shall be fully severable. This Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never compromised a part hereof, and the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom. In lieu of such illegal, invalid or unenforceable provision there shall be added automatically to this Agreement a provision as similar in terms and economic effect to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

     19. Further Assurances. The Buyer and the Seller agree to do and perform, from time to time, any and all acts and to execute any and all further instruments necessary or reasonably required by the other party hereto to effect the purposes hereof.

     20. Trustee. It is expressly understood and agreed by the parties hereto that (a) this Agreement is executed and delivered by Wilmington Trust Company (the "Trustee"), not individually or personally but solely as trustee of the Seller in the exercise of the powers and authority conferred and vested in it under the Amended and Restated Trust Agreement dated as of February 25, 1999 between the Trustee, as the Trustee of the Seller and Principal Health Care, Inc., as the Transferor and the Initial Holder, (b) each of the representations, undertakings and agreements herein made on the part of the Trust is made and intended not as personal representations, undertakings and agreements by Wilmington Trust Company but is made and intended for the purpose of binding only the Seller and (c) under no circumstances shall the Trustee be personally liable for the payment of any indebtedness or expenses of the Trust or be liable for the breach or failure of any obligation, representations, warranty or covenant made or undertaken by the Seller under this Agreement. Notwithstanding the foregoing, the parties hereto agree that the Trustee is a third party beneficiary of the provisions of Section 6(c) of this Agreement.

     21. Counterparts. This Agreement may be executed in two counterparts and by the different parties on separate counterparts, each of which shall be deemed an original but both of which together shall constitute but one instrument.



                          (SIGNATURE PAGES TO FOLLOW)

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first above written.


                              BUYER



                              ___________________________________
                              Thomas L. Blair

                              INDEPENDENT DIVESTMENT TRUST

                              By: Wilmington Trust Company, solely as Trustee, and not in its individual capacity


                              By: _______________________________
                                  Name:
                                  Title:



          (SIGNATURE PAGE 1 OF 1 TO THE SECURITY PURCHASE AGREEMENT)



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